Exhibit 99.1

NEWS FROM ARCH COAL NOT FOR IMMEDIATE RELEASE Investors: Charles Dayton 314/994.2912

Arch Coal, Inc. Announces Extension of Private Debt Exchange Offers and Support Agreement

ST. LOUIS, September 24, 2015 — Arch Coal, Inc. (“Arch”) (NYSE:ACI) today announced the extension of its (i) pending private offer to exchange (the “2020 Exchange Offer”) new 6.25% Trust Certificates due 2021 (the “Trust Certificates”) and a cash payment for any and all of its outstanding 7.25% Senior Notes due 2020 (the “2020 Notes”) and (ii) pending concurrent private offer to exchange (the “Concurrent Exchange Offer” and, together with the 2020 Exchange Offer, the “Exchange Offers”) Trust Certificates, 8.00% Senior Secured Notes due 2022 (the “New 2022 Secured Notes”) and 12.00% Senior Secured Second Lien Notes due 2023 (the “New 2023 Secured Notes”) for its outstanding 7.000% Senior Notes due 2019 (“Old 7.000% 2019 Notes”), 9.875% Senior Notes due 2019 (“Old 9.875% 2019 Notes”) and 7.250% Senior Notes due 2021 (“Old 7.250% 2021 Notes” and, together with the Old 7.000% 2019 Notes and the Old 9.875% 2019 Notes, the “Old Notes”).

The 2020 Exchange Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.  The Concurrent Exchange Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.  Additionally, the Early Tender Time for the Concurrent Exchange Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.  The Withdrawal Deadline for the Exchange Offers has passed, so 2020 Notes tendered in the 2020 Exchange Offer and Old Notes tendered in the Concurrent Exchange Offer may no longer be withdrawn.

As of 5:00 p.m. New York City time on September 23, 2015, approximately $421 million aggregate principal amount of 2020 Notes have been validly tendered pursuant to the 2020 Exchange Offer, and approximately $500 million aggregate principal amount of Old 7.000% 2019 Notes, $173 million aggregate principal amount of Old 9.875% 2019 Notes and $478 million aggregate principal amount of Old 7.250% 2021 Notes have been validly tendered pursuant to the Concurrent Exchange Offer.

As previously disclosed, Arch has made alternative arrangements on similar economic terms for holders of the 2020 Notes not eligible to participate in the 2020 Exchange Offer (the “Ineligible Holders Offer”).  The Ineligible Holders Offer, previously set to expire at 12:00 midnight, New York City time, on September 23, 2015, has also been extended and is now set to expire at 12:00 midnight, New York City time, on October 26, 2015.  As of 5:00 p.m. New York City time on September 23, 2015, approximately $39 million aggregate principal amount of 2020 Notes have been validly tendered pursuant to the Ineligible Holders Offer.

As previously announced, on July 28, 2015, certain unidentified term loan lenders under Arch’s Amended and Restated Credit Agreement dated as of June 14, 2011 purporting to hold more than 50% of the term loans under the Credit Agreement (the “Directing Lenders”) delivered a letter to the term loan administrative agent directing it to refrain from executing any documentation relating to the Exchange Offers. Following receipt of the direction letter, the term loan administrative agent tendered its resignation.  Although the Directing Lenders have appointed Wilmington Trust as successor administrative agent, Arch has received no assurances that Wilmington Trust will execute the documents required for the Exchange Offers, absent direction from a majority of the term loan lenders.

Additionally, on September 16, 2015, GSO Special Situations Master Fund LP, which represents that it holds certain of Arch’s unsecured notes and term loans, filed a complaint in the Commercial Division of the Supreme Court of the State of New York against the (unnamed) Directing Lenders and against Wilmington Trust, as administrative agent. Arch has not been made a party to the lawsuit. The complaint seeks a declaratory judgment that the Exchange Offers are permissible under the Credit Agreement and do not require the consent of the Directing Lenders.  It also seeks preliminary and permanent injunctions barring the Directing Lenders from instructing the administrative agent not to execute the documents required to close the Exchange Offers (the proposed injunctive relief does not direct the administrative agent to execute any such documents).  A hearing has been scheduled for September 25, 2015. Arch cannot predict the timing or outcome of this litigation, which may significantly impact its ability to consummate the Exchange Offers.

On September 17, 2015, representatives of the holders of 2020 Notes party to the Support Agreement (as defined below) requested that, in light of the hearing scheduled for September 25, 2015, Arch extend the Exchange Offers.  Arch is extending the Exchange Offers in part to ensure that they remain outstanding through the date of this hearing.  However, there remain significant uncertainties with respect to the pending litigation and the willingness of Wilmington Trust to execute the documentation required to consummate the Exchange Offers absent any significant modification thereof satisfactory to the Directing Lenders.  As a result of the position of the Directing Lenders, the pending litigation, current market conditions and various other factors, Arch has made no determination and cannot provide any assurances as to when, or whether, the Exchange Offers will be consummated, including as they may be amended by or after negotiations among various parties.

As previously announced, on July 1, 2015, Arch entered into an agreement (the “Support Agreement”) with holders of approximately 56.9% in aggregate principal amount of the 2020 Notes.  On September 23, 2015, the parties to the Support Agreement agreed to an extension of such agreement until October 26, 2015, and to amend the Support Agreement to provide that Arch may terminate the Support Agreement upon a determination by its board of directors that it would be inconsistent with its fiduciary duties to consummate the 2020 Exchange Offer as a result of the position of the Directing Lenders, the pending litigation, current market conditions or any other factor that the board of directors, in the exercise of its good faith business judgment, deems appropriate, and that Arch shall have no liability under the Support Agreement or otherwise for such a termination.  All other terms and conditions of the Support Agreement remain unchanged and in full force and effect.

The terms of the 2020 Exchange Offer are set forth in the Confidential Offering Memorandum and Consent Solicitation Statement (the “2020 Exchange Offering Memorandum”) and the accompanying Consent and Letter of Transmittal related to the 2020 Exchange Offer (the “Consent and Letter of Transmittal”).  The terms of the Concurrent Exchange Offer are set forth in the Confidential Offering Memorandum (the “Concurrent Exchange Offering Memorandum”) and the accompanying Letter of Transmittal related to the Concurrent Exchange Offer (the “Letter of Transmittal”).  The 2020 Exchange Offer is made only by, and pursuant to the terms of, the 2020 Exchange Offering Memorandum and the Consent and Letter of Transmittal, and the Concurrent Exchange Offer is made only by, and pursuant to the terms of, the Concurrent Exchange Offering Memorandum and the Letter of Transmittal, and the information in this news release is qualified by reference to each of these documents.

The offering documents for the 2020 Exchange Offer and the Concurrent Exchange Offer will be distributed only to holders of 2020 Notes and holders of Old Notes, respectively, that complete and return a letter of eligibility confirming that they are Eligible Holders (as defined below).  Copies of the eligibility letter are available to holders through the information agent for the Exchange Offers, Ipreo LLC, at (888) 593-9546 (U.S. toll-free) or (212) 849-3880.

Holders of the 2020 Notes that are not Eligible Holders will not be able to receive the 2020 Exchange Offering Memorandum and the Consent and Letter of Transmittal or to participate in the 2020 Exchange Offer.  However, as described above, Arch is conducting the Ineligible Holders Offer, pursuant to which Arch has made alternative arrangements on equivalent economic terms to the 2020 Exchange Offer for holders ineligible to participate in the 2020 Exchange Offer.  Such holders should contact Investor Relations at Arch by calling (314) 994-2700, and, after furnishing proof that they are not Eligible Holders, will receive information about the Ineligible Holders Offer.  Holders of the Old Notes that are not Eligible Holders will not be able to receive the Concurrent Exchange Offering Memorandum and the Letter of Transmittal or to participate in the Concurrent Exchange Offer.

The Exchange Offers are being made, and the Trust Certificates, the New 2022 Secured Notes and the New 2023 Secured Notes are being offered and issued, solely to holders of 2020 Notes or Old Notes, as applicable, who are both “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in private placements in reliance upon an exemption from the registration requirements of the Securities Act.  The holders of 2020 Notes or Old Notes, as applicable, that are eligible to participate in the Exchange Offers pursuant to the foregoing conditions are referred to as “Eligible Holders.”  The Trust Certificates, the New 2022 Secured Notes and the New 2023 Secured Notes have not and will not be registered under the Securities Act and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.  Additionally,

Arch Pass Through Trust (issuer of the Trust Certificates) has not been and will not be registered as an investment company under the Investment Company Act, in reliance on the exemption set forth in Section 3(c)(7) thereof.  This news release does not constitute an offer to purchase or a solicitation of an offer to sell any securities.

ABOUT ARCH: U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents.  Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation.  Arch controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to major railroads, inland waterways and a growing number of seaborne trade channels.

Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to varying degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from potential demands for additional collateral for self-bonding; from our ability to complete our potential exchange offers; from future integration of acquired businesses; and from many other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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